EXHIBIT 4.16

J.P. MORGAN CHASE & CO.,

BANK ONE CORPORATION,

JPMORGAN CHASE BANK,

as Resigning Trustee,

AND

THE BANK OF NEW YORK,

as Successor Trustee,

SUPPLEMENTAL INDENTURE

Dated as of                          , 2004

to

INDENTURE

Dated as of January 1, 1997

JUNIOR SUBORDINATED DEBT SECURITIES

SUPPLEMENTAL INDENTURE, dated as of                          , 2004, among J.P. MORGAN CHASE & CO., a Delaware corporation (“Successor”), BANK ONE CORPORATION (successor to First Chicago NBD Corporation), a Delaware corporation (“Bank One”), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as trustee (the “Resigning Trustee”), and THE BANK OF NEW YORK, a New York banking corporation (the “Successor Trustee”).

WHEREAS, Bank One and the Resigning Trustee have heretofore executed and delivered a certain Indenture (the “Original Indenture”), dated as of January 1, 1997, as supplemented by the First Supplemental Indenture, dated as of January 31, 1997, and the Second Supplemental Indenture, dated as of October 2, 1998 (as so amended, the Original Indenture is referred to herein as the “Indenture”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture), providing for the issuance from time to time of Securities;

WHEREAS, Bank One and Successor have entered into an Agreement and Plan of Merger, dated as of January 14, 2004 (the “Merger Agreement”), which contemplates the execution and filing of a Certificate of Merger on the date hereof (the “Certificate of Merger”) providing for the merger (effective             ) of Bank One with and into Successor (the “Merger”), with Successor continuing its corporate existence under Delaware law;

WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company shall not merge into any other corporation unless, among other things, the corporation into which the Company is merged shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including all additional amounts, if any, payable pursuant to Section 5.04 of the Indenture) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, upon effectiveness of the Merger, the Resigning Trustee will be a subsidiary of the issuer of the Securities under the Indenture and, accordingly, the Resigning Trustee desires to resign pursuant to Section 8.10(ii) of the Indenture, and the Successor Trustee is willing to accept appointment as successor Trustee under the Indenture;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that, without the consent of any Holder of Securities or coupons, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee: (i) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities; (ii) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee under the Indenture; and (iii) to make provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;

WHEREAS, the execution and delivery of this Supplemental Indenture have been authorized by resolutions of the board of directors of each of Bank One and Successor and have been duly authorized by all necessary action on the part of the Resigning Trustee and the Successor Trustee; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or any series thereof, as follows:

ARTICLE I

REPRESENTATIONS OF THE RESIGNING TRUSTEE

1.1 Pursuant to Section 8.10(ii) of the Indenture, the Resigning Trustee hereby notifies Bank One that the Resigning Trustee is hereby resigning as Trustee1 under the Indenture.

1.2 The Resigning Trustee hereby represents and warrants to the Successor Trustee that:

(a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, by the Holders of the percentage in aggregate principal amount of Securities of any series required by the Indenture to effect any such waiver.

(b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee, threatened, against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.

(c) To the best of the knowledge of the Responsible Officers of the Resigning Trustee, no event has occurred and is occurring which is, or after notice or lapse of time or both would become, an Event of Default under the Indenture.

1.3 The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture; all of the rights, powers, trusts and duties of the Resigning Trustee under the Indenture; and all property and money held by the Resigning Trustee under the Indenture, subject nevertheless to the Resigning Trustee’s lien, if any, provided for in Section 8.07 of the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all such rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

[1]	Need to change Delaware Trustee? Delaware counsel to do. Need resignation for other trustee positions?

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ARTICLE II

REPRESENTATIONS OF AND ACCEPTANCE BY THE SUCCESSOR TRUSTEE

2.1 The Successor Trustee hereby represents and warrants to the Resigning Trustee and to Bank One and Successor that the Successor Trustee is not subject to any conflict of interest under the provisions of Section 8.08 of the Indenture and is qualified and eligible under the provisions of 8.09 of the Indenture to act as Trustee under the Indenture.

2.2 The Successor Trustee hereby accepts its appointment as Successor Trustee under the Indenture and accepts the rights, powers, trusts and duties of the Resigning Trustee as Trustee under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee under the Indenture.

ARTICLE III

REPRESENTATIONS OF BANK ONE AND SUCCESSOR

Each of Bank One and Successor represents and warrants to the Resigning Trustee and to the Successor Trustee as follows:

3.1 It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2 The execution, delivery and performance by it of this Supplemental Indenture have been authorized and approved by all necessary corporate action on the part of it.

3.3 Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other time thereafter as is provided in the Certificate of Merger (the “Effective Time”), the Merger will be effective in accordance with the terms of the Merger Agreement and Delaware law.

3.4 Immediately after giving effect to the Merger, no Event of Default, and no event which, after giving of notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

ARTICLE IV

ASSUMPTION AND AGREEMENTS

4.1 Successor hereby expressly assumes the due and punctual payment of the principal of, premium, if any, and interest (including all additional amounts, if any, payable pursuant to Section 5.04 of the Indenture) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

4.2 The Securities may bear a notation concerning the assumption of the Indenture and the Securities by Successor.

4.3 Successor shall succeed to and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named as the Company in the Indenture.

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ARTICLE V

AMENDMENTS

5.1 The reference in the preamble to the Indenture to “FIRST CHICAGO NBD CORPORATION, a corporation organized and existing under the laws of the State of Delaware” is hereby amended to read “J.P. MORGAN CHASE & CO., a corporation organized and existing under the laws of the State of New York”; the reference therein to “One First National Plaza, Chicago, Illinois 60670” is hereby amended to read “270 Park Avenue, New York, New York 10017” and each other reference in the Indenture to “First Chicago NBD Corporation” or “Bank One” shall be amended and deemed to be a reference to “J.P. Morgan Chase & Co.”.

5.2 The reference in the preamble to the Indenture to “THE CHASE MANHATTAN BANK, a New York banking corporation” is hereby amended to read “THE BANK OF NEW YORK, a New York banking corporation”; and the reference therein to “450 W. 33rd Street, New York, New York 10001,” is hereby amended to “            ”.

5.3 Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

ARTICLE VI

MISCELLANEOUS

6.1 The Resigning Trustee and the Successor Trustee each accepts the modification of the Indenture effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, neither the Resigning Trustee nor the Successor Trustee assumes any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Bank One and Successor. Neither the Resigning Trustee nor the Successor Trustee makes any representation or shall have any responsibility as to the validity and sufficiency of this Supplemental Indenture.

6.2 If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, in either case that is required to be included in this Supplemental Indenture or in the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

6.3 Nothing in this Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Supplemental Indenture.

6.4 This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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6.5 This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which counterparts together shall constitute but one and the same instrument.

6.6 This Supplemental Indenture shall become effective as of the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

BANK ONE CORPORATION

By:
Name: Title:

[Corporate Seal]

Attest:

Secretary

J.P. MORGAN CHASE & CO.

By
Name:
Title:

[Corporate Seal]

Attest:

Secretary

JPMORGAN CHASE BANK, as Resigning Trustee

By
Name:
Title:

[Corporate Seal]

Attest:

Assistant Secretary

THE BANK OF NEW YORK, as Successor Trustee

By
Name:
Title:

[Corporate Seal]

Attest:

Assistant Secretary

STATE OF NEW YORK       )

                                                 ): ss.:

COUNTY OF NEW YORK   )

On this          of             , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be the                      of BANK ONE CORPORATION, a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK       )

                                                 : ss.:

COUNTY OF NEW YORK   )

On this          day of             , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be the                      of J.P. MORGAN CHASE & CO., a Delaware corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK       )

                                                 ): ss.:

COUNTY OF NEW YORK   )

On this          day of             , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be                      of JPMORGAN CHASE BANK, a New York banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]

STATE OF NEW YORK       )

                                                 ): ss.:

COUNTY OF NEW YORK   )

On this          day of             , 2004, before me, the undersigned officer, personally appeared                     , who acknowledged himself to be                      of THE BANK OF NEW YORK, a New York banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

[SEAL]